UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Cracker Barrel Old Country Store, Inc. (the “Company”) used the following presentation in meetings with investors beginning on December 7, 2011.

December 2011

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf

Additional Information

Cracker Barrel Old Country Store, Inc. (“the Company”) urges caution in considering current trends and earnings guidance disclosed in this presentation. Except for specific historical information, matters discussed in this presentation are forward-looking statements that involve risks, uncertainties and other factors that may cause actual results and performance of the Company to differ materially from those expressed or implied in this discussion. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995.

More detailed information on risks, uncertainties, and other factors is provided in the Company’s filings with the Securities and Exchange Commission, press releases and other communications.

The legal issue of whether there is competition between the Company and Steak n Shake has not been determined by a court of law.

Important additional information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2011 Annual Meeting. On November 8, 2011, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. *INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.* Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 2

Agenda

I. Overview

II. Cracker Barrel’s Track Record of Success III. Ongoing Transformation of the Company IV. Why We Believe Biglari is Wrong for Cracker Barrel V. Other Proxy Matters

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 3

I. Overview

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 4

Key Facts to Consider

Cracker Barrel

Stock has outperformed the market and peers over the long term

Has a strategy in place for next phase of growth under new CEO that is delivering results

Has significantly renewed the board and management with experienced, engaged, energetic leaders

Continues to strive for operational excellence and create value for shareholders

Sardar Biglari

Has previously used proxy fight to gain control without paying a premium to shareholders

Has a history of “extraordinary” turnover in boards after he joins

As CEO of a restaurant company that we believe competes with Cracker Barrel, Biglari raises business and legal conflicts of interest issues

Has engaged in what we view as poor corporate governance and self-interested transactions

Has raised ideas for Cracker Barrel that we believe are not appropriate at this time

Has what we believe to be limited applicable experience

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf

Gaining Momentum

• We believe recent results validate CEO Sandy Cochran’s six strategic priorities

• Since becoming CEO and announcing her specific plans, comparable restaurant traffic, comparable restaurant sales, and comparable retail sales have improved sequentially each month, August – November, most recently resulting in positive same store sales growth in November

• 1st Quarter EPS of $1.03 compared to First Call consensus of $0.90

• Full-year guidance revised upward to $4.10—$4.25 from $4.05—$4.20 before proxy expenses

• “Much better-than-expected”1 FQ1 results support our ability to raise full year guidance “Upgrading CBRL to O-rating [Outperform] given its accelerating operating performance and our projection for that to continue. we are raising our CBRL price target to $58 from

$45. Impressively, on 2-year basis Nov. SSS accelerated 250bps vs Oct. to +3.1%.” Robert Derrington, Morgan Keegan, 2-Dec-2011

“The company posted a restaurant-level comp of +1.2% and a retail-level comp of +2.7%, and said

Thanksgiving Day was the highest grossing sales day in its 42-year history… we think steps management is taking to (1) boost sales; (2) reduce costs; and (3) strengthen the balance sheet will lead to sustained sales and EPS growth.” Stephen Anderson, Miller Tabak, 2-Dec-2011

“…comps have continued to show sequential improvement from October through the first three weeks of November… Cracker Barrel is well positioned to leverage the power of its brand… We are maintaining our Outperform rating on Cracker Barrel given our favorable view of the company’s improvement initiatives, demographic trends supporting the company’s growth, and share valuation…” Jeff Omohundro, Wells Fargo Securities, 22-Nov-2011

Source: Company filings and publically available equity research. Permission to use quotations neither sought nor obtained 1 Jeff Omohundro, Wells Fargo Securities, 7-Nov-2011.

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf

CBRL Shares Have Gained More Than 28% Since the Six Priorities Were Announced

Stock Price Performance From the Day Before Sandy Cochran Became CEO and Announced the Six Strategic Initiatives

22-Nov: CBRL announces complete first $48.70

130% quarter results and that positive trends continued through November 28.2% 7-Nov: CBRL pre-releases preliminary results for the first quarter, announcing sequentially improving traffic and same store sales and adjusting full year guidance upwards

120%

12-13-Sep: Sandy Cochran becomes CEO, announces strategic priorities

12.3% Price 110% Indexed 7.

8%

1-Nov: CBRL files investor 29-Nov: CBRL files second investor presentation explaining the Company’s 100% presentation explaining new strategy and why we believe Biglari $37.99 strategic priorities and why we would disrupt current positive trends believe CBRL is on the right track 1-Dec: CBRL issues press release announcing positive comparable store sales growth

90%

9-Sep-2011 23-Sep-2011 7-Oct-2011 21-Oct-2011 4-Nov-2011 18-Nov-2011 2-Dec-2011

Daily from 09-Sep-2011 to 02-Dec-2011

Source: Bloomberg as of 2-Dec-2011 Cracker Barrel S&P 600 Restaurant Index S&P 500 Index

Note: S&P 600 Restaurant Index is a market capitalization-weighted index including BJ’s Restaurants, Biglari Holdings, Buffalo Wild Wings, CEC Entertainment, Cracker Barrel, DineEquity, Jack in the Box, O’Charley’s, PF Changs, Papa Johns, Peet’s Coffee and Tea, Red Robin Gourmet Burgers, Ruby Tuesday, Ruth’s Hospitality Group, Sonic Corp., and Texas Roadhouse

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 7

We Believe Biglari’s Suggestions Are Not Appropriate At This Time…

• Biglari argues that we should stop opening new stores and should only buy back shares. We believe that this strategy is wrong

– We have devoted a significant amount of time to analyzing the trade-off between new store investment and returning cash to shareholders

We believe our investment in new stores has generated attractive returns for our capital investment

– We couple sensible store growth with return of capital to shareholders

– We invest in the Company and return cash to shareholders in the form of dividends and share repurchase

• Biglari has also suggested that we explore avenues to “extract value” from our owned real estate

– Ultimately, we will operate with comparable adjusted leverage whether we lease or buy real estate

– The cost of capital in the public debt and bank markets is lower than in a sale-leaseback (especially when coupled with additional transaction costs)

– We operate with attractive leverage at a low cost, and we believe our real estate strategy facilitates our ability to deliver the greatest value to our shareholders

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 8

…And We Have a Focused Plan But Remain Open to New Ideas

• We are focused on the six strategic priorities that CEO Sandy Cochran has outlined to drive significant shareholder value

• We continue to evaluate additional avenues to drive long term shareholder value

• While we remain open to new ideas, the ideas Biglari raises are not new – management and the board have discussed these ideas, along with others not suggested by Biglari, over the past several years but must prioritize key focus areas

– While international expansion and licensing of retail and food products sound exotic, we believe they won’t produce the immediate “return on effort” that the six priorities will in terms of impact on the system

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 9

We’re Open to New Ideas From Any Source

New CEO appointed in September

Added 4 new directors to the board in the past 6 months

We listen to our shareholders

However, based on his track record, potential conflict of interest and his interactions with our board to date, we believe Biglari would not be a constructive addition to our board

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 10

Experienced Board of Directors is The Right Team

Board of Directors Elected Selective Biography

Michael A. Woodhouse, 1999 Executive Chairman of the Company since September 12, 2011. Served as Chairman of the Board from 2004 until 2011, as Executive Chairman President and CEO of the Company from 2001 until 2010 and as CEO of the Company from 2010 until 2011

Sandra B. Cochran, 2011 Became President and CEO on September 12, 2011 following her service as Cracker Barrel’s President and COO, a post she President & CEO assumed in November 2010 after serving as CFO. Previously served from 2004 until 2009 as CEO of Books-A-Million, Inc.

NEW (NASDAQ: BAMM), a leading book retailer in the southeastern United States

Robert V. Dale, 1986 President of Windy Hill Pet Food Company from March 1995 until its sale in July 1998; director of Genesco, Inc. (NYSE: Lead Director GCO) 2000 to Present

James W. Bradford 2011 Dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. Previously served as President and CEO of United Glass Corporation, a consolidation of glass fabricators in the United States and Canada, from 1999 to 2001. Previously served from 1992 to 1999 as President and CEO of AFG

NEW Industries Inc.

Richard J. Dobkin 2005 Managing Partner of the Tampa, Florida office of Ernst & Young, LLP from 1987 until June 2005

Charles E. Jones 1981 Founded Corporate Communications, Inc., an investor communications and public relations firm, and served as Chairman and Chief Executive Officer since 1975. Prior to founding Corporate Communication, served as Director of Research and a financial analyst at J.C. Bradford & Co. an investment banking firm for eight years. Chartered Financial Analyst (C.F.A.) B.F. (Jack) Lowery 1971 Chairman and CEO of LoJac Companies Inc. He is also a practicing attorney

William W. McCarten 2011 Chairman of DiamondRock Hospitality Company (NYSE: DRH), a lodging-focused Real Estate Investment Trust that he founded in 2004 and took public in 2005. From 2001 through 2003, was the President of the Marriott Services Group of Marriott International, Inc. Prior to that position, served as President and CEO of HMSHost Corporation which operates NEW restaurants and retail stores in travel venues around the world Martha M. Mitchell 1993 Senior Partner and Senior Vice President at Fleishman-Hillard, Inc., an international communications consulting and public relations firm from 1987 until July 2005

Coleman H. Peterson 2011 President/CEO of Hollis Enterprises, LLC, the human resources consulting firm he founded in 2004 following his service for NEW Wal-Mart Stores, Inc. as Chief People Officer from 1994-2004 Andrea M. Weiss 2003 President and CEO of Retail Consulting, Inc. Served as President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002

Note: Two board members who are not standing for re-election are not listed

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 11

Cracker Barrel Proceeds With Planned Succession While Biglari Nominates Himself

23-Jun-2011 26-Aug-2011 Biglari demands Board seats Biglari verbally rejects for himself and P. Cooley board seat offer

13-Jun-2011 21-Jul-2011 1-Aug-2011

Company offers Biglari 1-Sep-2011 BH Discloses Nominating Committee to name two unaffiliated Biglari nominates 9.7% interviews Biglari and board members himself to Board Ownership Cooley in San Antonio

March June July August September

23-March-2011 1-Aug-2011

17-June-2011 27-July-2011 9-Aug-2011 CBRL Nominating Sandra B. Cochran Coleman H. James W. William W.

Committee Named CEO Effective

Peterson Bradford McCarten Meets to 12-Sep-2011 Joins Board Joins Board Joins Board Consider New Two long-term Board Board Members members announce they will not stand for re-election

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 12

Cracker Barrel Made a Good Faith Settlement Offer that Biglari Refused

Letter to Sardar Biglari, 22-Aug-2011:

“…in an effort to be constructive, the Board authorized me to make the settlement offer that we discussed on August 1 and August 10.”

“Under that offer, we would immediately add to our Board two mutually agreed independent directors unaffiliated with Biglari Holdings or any other restaurant company, to be recommended by Biglari Holdings and approved by the Cracker Barrel Board.”

“When we spoke on August 10, 2011, you indicated that you would be willing to provide us with your proposed director nominees in connection with this offer…”

—Michael Woodhouse

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 13

II. Cracker Barrel’s History of Success

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 14

History, Heritage & Success

30 Years Delivering Superior Returns

Management and the Board of Directors have led the growth and evolution of Cracker Barrel Old Country Store into one of the top restaurant companies in America

Pleasing People® Creating Value

Nov 1981 1990 Aug 2000 June 2007 Today

Cracker Barrel Ranked #1 Mike Woodhouse Recapitalization to 608 locations IPO. Money Family Dining named President achieve appropriate in 42 states Magazine lists chain by capital structure as one of Restaurant & America’s top Institutions Dec 1998 March 2006 growth chains Magazine, held Announces Announces title every acquisition of divestiture of successive year Logan’s Roadhouse Logan’s Roadhouse the award was given (19 years)

1981 A 30 Year Record of Success 2011

Note: Indexed Performance 5-Nov-1981 to 2-Dec-2011, excludes dividends

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 15

The Cracker Barrel Concept

• Owns and operates 608 Old Country Stores across 42 states

• Pleasing People®—genuine hospitality

• Honest value

• Good country cookin’

• Old-fashioned country store

• Welcome break for travelers

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 16

Menu Has Evolved to Maintain Relevance and Reach

Traditional Menu Offers New Menu Offerings “Home-Style” Country Cookin’ Appeal to Lighter Users

Sunrise Sampler Wholesome Mornin’ Sampler

Fancy Fixin’s Six Grain n’ Meatloaf Dinner Granola Pancake Breakfast

Chicken n’ Dumplins Chicken n’ Country Dinner Plate Vegetable Salad

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 17

Retail is Integral to the Cracker Barrel Experience

• Guest waiting area

• Rockers on the front porch

• Gifts for under $20

• Regional products

• Cracker Barrel branded foods

• Exclusive music

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 18

Winning Concept Results in Top Industry Rankings

#1 Family Dining Restaurant and Top Honors in Food Quality, Cleanliness, Service, Menu Variety, Atmosphere, Reputation, and Likely to Recommend

-Nation’s Restaurant News (Consumer

Picks 2011 National Survey)

Best Breakfast among Family Dining Chains

- Zagat s 2010 & 2011 Consumer Surveys

Top of the Full-Service Restaurants in Casual and Family Dining

- Consumer Brand Metrics Program—Technomic, Inc.

Ranked as the Top “Family Dining” Chain for 19 Consecutive Years in Restaurants & Institutions “Choice in Chains” Annual Consumer Survey

—Restaurants & Institutions Magazine

Most RV-Friendly Sit-Down Restaurant in America for 10 Consecutive Years

- The Good Sam Club

Best National Restaurant Chain in Readers’ Choice awards

—Packaged Travel Insider

Gold Award – Courier Magazine’s Favorite Group Friendly Restaurant

—NTA Tour Operators

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 19

Powerful Concept Has Outperformed Peers Over Long Term…

Last 5 Years Last 10 Years

140% 250%

220% 120%

14.4%

190% 88.5% 100%

(4.2)%

160%

Price 64.9% (11.0)%Price 80% 54.1% (10.9)% Indexed Indexed130% 60%

100%

9.2%

40%

70%

20% 40%

Daily from 01-Dec-2006 to 02-Dec-2011 Daily from 30-Nov-2001 to 02-Dec-2011

Cracker Barrel Selected Restaurant Peers S&P 600 Restaurant Index S&P 500 Index

Source: Bloomberg as of 2-Dec-2011

Note: Selected Restaurant Peers includes Biglari Holdings, Brinker, Cheesecake Factory, Darden, PF Chang’s, Ruby Tuesday, and Texas Roadhouse. S&P 600 Restaurant Index includes BJ’s Restaurants, Biglari Holdings, Buffalo Wild Wings, CEC Entertainment, Cracker Barrel, DineEquity, Jack in the Box, O’Charley’s, PF Changs, Papa Johns, Peet’s Coffee and Tea, Red Robin Gourmet Burgers, Ruby Tuesday, Ruth’s Hospitality Group, Sonic Corp., and Texas Roadhouse. Indices are market capitalization-weighted

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 20

…And Five-Year Total Shareholder Return Exceeds Peers

6.2%

4.3%

0.5%

(0.0)% (0.2)%

Peer Median: (0.2)%

(2.2)%

(2.6)%

(22.6)%

Cracker Barrel Biglari Holdings Brinker Cheesecake Darden P.F. Chang’s Ruby Tuesday Texas Factory Restaurants Roadhouse

Source: S&P Research Insight, 30-Nov-2011. Total Return is defined as: “The Total Return concepts are annualized rates of return reflecting monthly price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends.”

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 21

Biglari’s Curious Choice of Benchmarks

• In his November 14 letter, Biglari compares Cracker Barrel’s total shareholder return to the “S&P Restaurant Index”

• But there is no single “S&P Restaurant Index” – the index he uses is the S&P 500 Restaurant index

• The S&P 500 Restaurant Index comprises only five companies: McDonald’s, Starbucks, YUM! Brands, Darden, and Chipotle

• This peer set is clearly not an appropriate comparison given that all 5 companies are large cap and 4 out of 5 are global quick service

• Biglari curiously chose not to use the S&P 600 Restaurant index

• The S&P 600 Restaurant Index includes 16 small-cap restaurant companies, including

Cracker Barrel and Biglari Holdings

• Why did Biglari use the S&P 500 Restaurant index instead of the S&P 600 Restaurant index?

Cumulative Total Shareholder Return

1 Year 3 Year 5 Year 7 Year 10 Year Cracker Barrel (7.9)% 163.2% 23.7% 33.6% 114.4 % S&P 500 Restaurant Index 25.0% 112.5% 108.7% 192.9% 355.9 % S&P 600 Restaurant Index (2.6)% 114.4% (2.5)% 10.4% 81.9%

CBRL Outperformance vs S&P

(5.3)% 48.8% 26.2% 23.2% 32.5%

600 Restaurant Index

Source: S&P Research Insight as of 30-Nov-2011

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 22

Our Same Store Sales Growth Outperforms Knapp-Track™ Casual Dining

Cumulative Comparable Same Store Sales Index, FY2006 = 100

Base Year

100.7 101.2

100.0 100.3 100.5 99.5

91.1

FY06 FY07 FY08 FY09 FY10 FY11

Cracker Barrel Knapp-Track™ Casual Dining Index*

Note: Knapp-Track™ Casual Dining Index same store sales figure is an approximation based on the weekly averages. Biglari Holdings does not participate in Knapp-Track™

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 23

We Have Achieved a More Attractive Return on Invested Capital

Estimated Latest Twelve Months ROIC

16.0%

15.3% 15.2%

14.8%

12.7%

12.2%

8.6%

5.8%

Cracker Barrel Biglari Holdings Brinker Darden Cheesecake P.F. Chang’s Texas Roadhouse Ruby Tuesday International Restaurants Factory

Source: Capital IQ and latest available publicly-filed Company Financial Statements as of 2-Dec-2011

Note: ROIC calculated as NOPAT over 1-year average invested capital. CBRL NOPAT adjusted for $5.2mm in one-time charges. Invested Capital calculated as Book Value of Total Debt plus Book Value of Total Equity. Debt figures exclude interest rate swap liability as not considered invested capital

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 24

III. Ongoing Transformation of the Company

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 25

CBRL Strategic Initiatives

• Marketing spend to increase media

New Marketing coverage

1 • Advertising to build traffic

Messaging

• Newly-redesigned website & social media

Reinforce Authentic Value initiative

• New advertising firm

• Increase guest visits

2 Refined Menu

• Promotional strategy of limited-time offers and

New offerings at more accessible price

Increase Variety & points

Everyday Affordability

Enhanced • Refinement of restaurant operating

3 Restaurant platform

Operating • Increased focus on guest experience has Platform driven sequential improvement in guest

Sustainably Improve the satisfaction Guest Experience

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 26

CBRL Strategic Initiatives

• Emphasize unique and proprietary items Innovative such as Cracker Barrel branded food,

4 Tactics Driving regional offerings, and new exclusive doll

Retail Sales line

Growth • Highlight affordability with strong price Deliver Value & Connection points and prominent locations for giftable

With the Brand offerings

• New system expected to reduce labor cost

Focused Cost 10-20bps

5 • Controlling food waste, supplies,

Reduction maintenance and transportation expenses

Offset Commodity

Pressure • $10mm annual savings from staff reductions

• Investments in new store growth that are

Balanced accretive to shareholder value

Approach to

6 • Steady return of capital including 13.6% Capital increase in quarterly dividend & $65mm Allocation share repurchase authorization Enhance • New $750mm credit facility

Shareholder Value

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 27

What Analysts Are Saying

Analyst Commentary

“Good start to FY2012”

“We are particularly encouraged by the sequential “Under the leadership of new CEO Sandy Cochran, Cracker Barrel recently reported a strong start to monthly improvement as we head into the key FY2012… We believe this past quarter holiday sales period… Our outperform rating on demonstrated encouraging progress, as both Cracker Barrel reflects our view of the sales and traffic improved through Q1 and EPS company’s improvement initiatives” handily beating previous Street and MK projections.” -Robert Derrington, Morgan Keegan; -Jeff Omohundro, Wells Fargo Securities;

29-Nov-2011 7-Nov-2011

“New CEO Sandra Cochran has addressed the

Company’s critics effectively by developing a “We do not expect many shareholders to credible plan to build traffic and grow margin.” support [Biglari’s] bid.”

—Bryan Elliot, Raymond James; —Stephen Anderson, Miller Tabak;

13-Sep-2011 15-Sep-2011

“In times past [Biglari has] taken on much smaller companies that were very poorly managed. In those instances, he found relatively low-hanging fruit to make some positive changes. I don’t think Biglari has the ability to make dramatic positive changes in the company’s business model…”

-Robert Derrington, Morgan Keegan; Nashville Tennessean, 14-Sep-2011

Source: Publicly available equity research reports and the Nashville Tennessean, permission to use quotations neither sought nor obtained

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 28

IV. Why We Believe Biglari is Wrong for Cracker Barrel

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 29

Why We Believe Biglari Is Wrong for Cracker Barrel

Gained initial board representation at Steak ‘n Shake and then took control over time ???without paying a premium, with most Board members exiting the Board after he joined it

Slashed operational investment at Steak ‘n Shake – focused only on short-term

Proposed excessive compensation plan for himself

Proposed dual class of stock at Biglari Holdings for acquisitions – has delayed special ???meeting twice, and now “on hold”

Returns little cash to shareholders

Presence on our Board would create a potential conflict of interest – he is the CEO of ???a restaurant company that we believe competes with Cracker Barrel His approach with our board to date has been confrontational and cagey – not ???constructive to a corporate board

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 30

Biglari’s Rhetoric Changes Over Time and We Believe Cannot be Relied On

Target Original Announced Intentions Actual Actions Taken / Result

• 13-Jun-2011 13D: “The Reporting Persons • 23-Jun-2011: Demanded Board seats for himself intend to evaluate their investment in the and P. Cooley Shares on a continuous basis.” • 26-Aug-2011: Filed HSR to acquire up to 49.99%

• 23-Sep-2011: “…we told Chairman Michael of CBRL shares

Woodhouse that we have purchased stock for • 1-Sep-2011: Launched Proxy Fight investment purposes only.”

• 8-Sept-2011: Borrowed $83.2 million through subsidiary to up-stream a cash dividend to Biglari Holdings

• 7-Aug-2006 13D: “The Reporting Persons • 11-Dec-2006: Launched Proxy Fight have acquired their Shares of the Issuer for • 17-Jun-2007: Friendly’s announces acquisition by investment. The Reporting Persons evaluate Sun Capital (BH was not involved) their investment in the Shares on a continual basis.”

• 10-Nov-2005 13D: “The Reporting Persons • 1-Dec-2005: Biglari appointed to the Board of intend to evaluate the business prospects of Directors the Issuer, as well as its present and future • 22-Oct-2009: Western Sizzlin announces Merger intentions.” Agreement with Steak ‘n Shake

• 17-Aug-2007 13D: “The Reporting Persons • 12-Aug-2007: Biglari first requests board seats for acquired the Securities for investment himself and Cooley purposes.” • 7-Mar-2008: Biglari elected to the Board of Directors

• 8-Aug-2008: Biglari appointed CEO

• 8-Apr-2010: Company renamed Biglari Holdings

Source: Public filings

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 31

How Did Biglari Take Control of Steak ‘n Shake?

BIGLARI HOLDINGS INC.

7-Mar-2008 8-Aug-2008 8-Apr-2010 Purchased Biglari wins Biglari Renamed Biglari Holdings through: Proxy Contest appointed CEO Biglari only controlled

- Lion Fund 6.8%2 Today: 5.8%

- Western Sizzlin Ownership of Ownership

- P. Cooley 15.1%3 and

- Cooley’s wife CEO

Call Options:

- 20,000 shares Share Price through Lion 17-Aug-2007 19-Jun-2008 22-Oct-2009 (2-Dec-2011)

Fund Share Price: Biglari appointed Announces Merger $347.05

- 561,000 shares $309.001 Chairman of the with Western Sizzlin through Western Board Biglari discloses Sizzlin 5.8% Biglari originally claimed that Jul-2008 ownership in he had acquired shares

Steak ‘n Shake Two executive team “for investment purposes” members resign

Nominates Instead he: himself and Took control Cooley to the Became Chairman and CEO Board Merged with Western Sizzlin

Source: Public filings

1 Stock price adjusted for reverse split to be comparable to current market price. Renamed Biglari Holdings 2 As per Biglari’s Schedule 13D/A filing on 3-Feb-2010.

3 As per Biglari’s proxy filing on 1-Jul-2011.

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 32

Biglari Enters…

…Existing Board Members Leave

After Biglari Joined the Western Sizzlin’ Board 2 Biglari Holdings Board Today (02-Dec-05) Director

Name Resigned Name Resigned Name Since Role Age Background

Sardar Chairman of the • Director of Western Sizzlin’ Paul C. Schorr Roger D. Sack 2008 34 Biglari Board, CEO since 2005

• Director of Western Sizzlin’ Jones Yorke

Stanley L. Bozeman, Jr. since 2005 Vice Chairman of • Advisory Director of Biglari Phillip the Board & Capital since 2000 2008 67 Cooley Independent

• Biglari’s professor at Trinity Alan Cowart Jesse M. Harrington Dire ctor University, Prassel Distinguished Professor of Business Administration

Thomas M. Hontzas Pat Vezertzis

• Served as a Director of Western Sizz

lin’ Corp. from Kenneth Independent 2007 to 2010

1 2010 66 Titus W. Greene NA Cooper Director

• His law practice concen

trates on real estate transactions

After Biglari Joined the Steak ‘n Shake Board

(07-Mar-08) Chancellor and Professor • of

Name Resigned Name Resigned Management, University of Independent Michigan-Flint Ruth Person 2002 65 Director • Served as President of Board of Directors of Workforce Fred Risk Edward W. Wilhelm Development Strategies, Inc.

Geoffrey Ballotti Steven M. Schmidt

John W. Ryan2 NA Wayne L. Kelley

Ruth J. Person Current

Source: Public Filings

1 Titus Greene served on the WSC Board until the Company merged with SNS.

2 John Ryan served on the Board of BH until his death earlier this year.

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 33

We Are Not the Only Ones Who Think Biglari’s Governance Record is Poor

“…there does not appear to be any desire to appreciate or be receptive to other points of view on the board of directors than the current Steak ‘n Shake chairman’s position…

…although our current chairman and CEO [Biglari] espoused openness and transparency, the opposite has been the case. The board has not been actively involved in developing the vision and strategy of the business, but rather has been informed about it belatedly.”

-Wayne L. Kelley, Former Steak ‘n Shake CEO; 22-Mar-2009

“The unanimous vote [to transform Steak ‘n Shake into Biglari Holdings] came after Biglari, the board chairman, managed to push out every board member unwilling to give him dictatorial authority over Steak ‘n Shake despite his relatively modest ownership stake.”

-Indianapolis Business

Journal; 6-Feb-2010

Note: Permission to use quotes was neither sought nor obtained

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 34

Biglari Stopped Investing in Growth at Steak ‘n Shake…

($ in Millions) FY 2008 FY 2009 FY 2010 FY 2011 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

9.1%

8.1%

Steak ‘n Shake 6.6 % Latest Twelve 5.1 % Months Capex /

Sales Over Time 3.3%

1.7% 1.7% 1.8% 1.2% 1.4% 1.3% 1.0% 0.9% 1.1% 1.1%

7.5%

Median = 3.1%

6.1%

3.7%

3.2% 3.1%

Latest Twelve Months 3.0%

Capex / Sales 2.2% 1.8%

Biglari Cracker Barrel Darden Texas Cheesecake P.F. Chang’s Brinker Ruby Tuesday Holdings Restaurants Roadhouse Factory

Source: Capital IQ as of 2-Dec-2011

Note: Red Line denotes when Biglari obtained a Board seat (Apr-2008). Fiscal Year end is September 30

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 35

…And Focused on His Own Compensation

Compensation Package Overview Public Reaction

• Biglari’s proposed compensation at

Biglari Holdings provided him with 25% “…one of the sweetest compensation of the gain in book value over the arrangements I’ve ever seen at a public company.” annual hurdle rate of 5% with no cap —Richard Gibbons, The Motley Fool; May 2010

– If the $300mm book value

increased 10%, Biglari would “The pay is too rich for such little growth” receive ~$4mm—Ken Skarbeck, Managing Partner, Aldebaran Capital; Aug-2010

– This is in addition to his $900k annual base salary

“The current system, as proposed, is ridiculous by

• Following adverse shareholder and ISS itself and, additionally, runs contrary to the ethos Mr. Biglari claimed to have when nominating himself response, Biglari revised his proposal for election to the Board of Steak ‘n Shake. increasing the hurdle rate to 6% and “The decision by the Board of Biglari Holdings (BH) installing an annual cap at $10mm to accept such a generous and easily manipulated compensation system, demonstrates they either fail

• Biglari received $1.2 million prorated to understand the nuances of the proposal or they incentive payment under this plan for are simply unwilling to take a stand against Mr.

Biglari”

the first quarter it was in place (4Q of

FY 11) —NFI Shareholder Letter to Biglari; May 2010

Source: BH Annual Meeting Proxy Statement

Note: Permission to use quotes was neither sought nor obtained

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 36

…And Maintaining Control Despite His Minority Ownership

Biglari’s Dual Class Stock Proposal

• Biglari is attempting to create a dual class of stock, which would enable him to consolidate voting rights in BH to himself Under the proposal Class B shares = 1/5 Economic and 1/100 Voting Rights

Could enhance his voting control and reduce voting power of future shareholders of Biglari Holdings Class B stock would be his currency for future acquisitions

• But given shareholder challenges to these proposals, these actions are “on hold”

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 37

We Believe Sardar Biglari Has a Business Conflict

• We compete with many restaurant concepts

• We seek to attract restaurant traffic away from these other restaurant concepts

• Cracker Barrel’s board regularly considers pricing, product and menu development, promotions, advertising, store locations, growth and expansion, and strategic plans

• We believe what Biglari learns from our board could be applied at Steak ‘n Shake

• We believe Biglari’s proposed board service also raises antitrust concerns under the Clayton Act

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 38

We Believe Cracker Barrel and Steak ‘n Shake are Competitors

Full Service, Family Dining Format ??????Breakfast ??????Lunch ??????Dinner ??????Similar Menu Items ??????Geographical Overlap ?????

Americana Brand ??????Alcoholic Beverages ??????Mid – High Single Mid – High Single Average Check Digits Digits

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 39

Illustrative Menu Item Similarities

Skillet Breakfast1

Momma’s Pancakes

Chicken ‘n Vegetable Salad

Source: Cracker Barrel archive and Steak ‘n Shake website 1 Not currently offered.

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 40

Which Biglari Do You Believe?

What Biglari Said Before What Biglari Says Now

• Before Cracker Barrel raised conflict of interest: • After Cracker Barrel raised conflict of interest: “Steak n Shake offers its patrons full-service dining “Steak n Shake is a nearly 500 unit fast-food chain with counter and dining room seating, as well as that primarily sells burgers and shakes.” – Letter from drive-thru and carry-out service.” – Biglari Holdings Form Sardar Biglari to CBRL shareholders, November 14, 2011

10-K for the fiscal year ended September 29, 2010 (emphasis (emphasis added) added)

• Before launching proxy fight: • After launching proxy fight:

In April and May of 2011, Biglari Holdings sold over “I have made a commitment to own Cracker Barrel

99% of the almost $10 million Cracker Barrel stock for the long term…” – Letter from Sardar Biglari to share position it had accumulated since February. CBRL shareholders, November 14, 2011 (emphasis added) Source: Schedule II of Biglari Holdings’ Definitive Proxy Statement on Schedule 14A, filed on November 9, 2011

• Before launching proxy fight: • After launching proxy fight:

Biglari promises he would support Mike Woodhouse as “We believe the Board’s decision [to appoint Mr. Chairman if Biglari and Cooley are appointed to the Woodhouse as Executive Chairman] is simply bad Board without a proxy fight – Telephone conversation governance and bad business.” – Letter from Sardar between Sardar Biglari, Mike Woodhouse and Larry Hyatt on Biglari to CBRL shareholders, November 14, 2011 July 13, 2011

• Before launching proxy fight: • After launching proxy fight:

“We are control investors …” — Biglari Holdings’ 2010 “In meetings, we told Chairman Michael Woodhouse

Letter from the Chairman (emphasis added) that we have purchased stock for investment purposes only.” — Press release issued by Biglari Holdings, September 23, 2011 (emphasis added)

Biglari Holdings files for regulatory approval in August

2011 to acquire up to 49.99% of CBRL shares “Naturally, I would seek additional board seats if the [board] members stonewall ideas or take actions that are counter to shareholder interests” — Letter from Sardar Biglari to CBRL shareholders, November 14, 2011 (emphasis added)

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 41

Biglari Slashed Capital Expenditures, But Paid to Put His Picture in Every Restaurant

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 42

V. Other Proxy Matters

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 43

Shareholder-Friendly Rights Plan Keeps Biglari From Creeping Control

Adopted in response to Biglari Holdings’ clearance under the Hart-Scott- Rodino Act to acquire up to 49.99% of the Company’s common stock Shareholder friendly provisions:

– Rights plan would not be triggered by acquisitions pursuant to all-cash, fully financed tender offers that remain open for a minimum of 60 business days (“qualifying offers”)

– Rights plan is focused on creeping acquisitions above 10% and would not deter a non-coercive cash offer for all shares

– Rights expire if shareholders do not approve rights plan at December 2011 annual meeting

– If shareholders approve, rights would expire in September 2014

Biglari’s Argument that the Rights Plan Was Not Necessary Is Belied by His Own Words in Biglari Holdings’ 2010 Letter From The Chairman:

“In fulfilling that objective, we will require favorable investment opportunities, preferably controlling interests in businesses with diverse operating and financial traits.”

“We

are control investors…”

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 44

Management Paid Based on Long Term Value Creation

• Cracker Barrel’s central compensation objectives:

– Reward performance

– Align executives’ interests with interests of shareholders

– Attract and retain talented executives

• CBRL base salaries and bonuses are in line with peers:

– Base salaries generally targeted at 60th percentile of peer group

– Bonuses generally targeted at 50th percentile of peer group

• Strong pay-for-performance philosophy:

– In 2011, 79% of CEO compensation and 72% of other officer compensation was “at risk” based upon Company performance

• Operating Income threshold provides appropriate Board discretion and protects tax deductibility

– Achievement target average of $162M over the past four years; $90M gate for performance-based eligibility of awards for 162(m) purposes only

• The Compensation Committee uses the following metrics to determine compensation levels:

– Year-over-year improvement in Income from Operations (annual incentive plan)

– Improvement in ROIC (long-term incentive plan)

– Improvement in Total Shareholder Return (long-term incentive plan)

• In FY2011, the Company paid annual bonuses to named executive officers equal to 91% of target, which was 45% of the maximum potential bonus

Management Incentives Are Aligned with Shareholder Interests

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 45

Key Message From Cracker Barrel’s Board

We believe Sardar Biglari is wrong for our shareholders

• We are a strong company and a leader in the industry

• We have delivered strong results over time, and have the strategy to continue to drive performance

• Our current board is actively involved at Cracker Barrel and continuously seeks to create value

• We believe Biglari is dedicated to Biglari – not the best interests of all Cracker Barrel shareholders

• We believe Biglari’s playbook of creeping control and poor corporate governance will harm Cracker Barrel and its shareholders

Vote the WHITE Proxy Card

CBRL Final Shareholder Outreach Presentation FINAL_12.6.2011.pdf 46